EXHIBIT 21
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                                    SUBSIDIARIES OF MEDISYS TECHNOLOGIES, INC.

The following are subsidiaries of Medisys Technologies,Inc., a Utah corporation:

                  Phillips Pharmatec Labs, Inc., a Florida corporation